Exhibit 10.3

COMMON STOCK TRANSFER AGREEMENT

THIS COMMON STOCK TRANSFER AGREEMENT (this “Agreement”) is made as of this 31st day of March, 2006, by and among Calando Pharmaceuticals Inc., a Delaware corporation (the “Company”), Arrowhead Research Corporation, a Delaware corporation (“Investor”), and those individuals set forth on Schedule A attached hereto (each a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used herein which are not defined shall have the meanings ascribed to such terms in the Series A Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and Investor have entered into that certain Series A Preferred Stock Purchase Agreement of even date herewith (the “Series A Purchase Agreement”), pursuant to which Investor will purchase shares of the Company’s Series A Preferred Stock;

WHEREAS, certain of the obligations of the parties to the Series A Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, the Stockholders acquired their shares of the Company’s Common Stock (“Common Stock”) pursuant to that certain Stock Purchase Agreement dated February 10, 2005 between the Company and certain Stockholders, as amended by that certain Amendment to Warrant and Stock Purchase Agreement dated February 28, 2005 between the Company and the Mark E. Davis and Mary P. Davis Living Trust Dated September 20, 1995, and as amended by that certain Amendment to Warrant and Stock Purchase Agreement dated February 28, 2005 between the Company and the John G. Petrovich and Rebecca J. Petrovich Revocable Trust Dated August 31, 2000 (collectively, the “Purchase Agreements”). The Purchase Agreements each contain a right of first refusal exercisable by the Company in connection with any proposed transfer of the shares acquired pursuant to such agreements (the “Refusal Rights”); and

WHEREAS, the parties to this Agreement have reached certain agreements and understandings with respect to the sale and transfer of certain shares of Common Stock now held by each Stockholder to Investor in exchange for cash and/or Common Stock of Investor as further described below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, all parties hereto agree as follows:

A. TRANSFER OF SHARES

1. The Shares. Subject to the terms and conditions herein contained, the Stockholders agree to transfer to the Investor at the Closing that number of shares of Common Stock of the Company set forth opposite each Stockholder’s name on Schedule A attached hereto (the “Calando Shares”), and Investor agrees to purchase such Calando Shares at a purchase price equal to $2.00 per share (the “Purchase Price”). The Purchase Price shall be payable as follows:

(a) For all Stockholders, one-third (1.3) of the Purchase Price shall be payable in cash (by check or wire transfer) and two-thirds (2/3) of the Purchase Price shall be payable in shares of Common Stock of Investor (“ARC Shares”).

(b) For purposes of determining number of ARC Shares issuable as payment of Purchase Price, an ARC Share shall be valued based on the average of the closing prices of the Common Stock of Investor during the last ten trading days prior to the Closing.

(c) The aggregate Purchase Price payable to each Stockholder and the form of payment is set forth in Schedule A.

2. Closing. The transfer of the Calando Shares hereunder shall take place at the offices of Dorsey & Whitney LLP, 38 Technology Drive, Irvine, California, 92618, at 1:00 P.M. on March 31, 2006, or at such other time and place as the Company, the Stockholders and Investor mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Stockholders shall deliver to Investor certificates representing the Calando Shares duly endorsed for transfer, and Investor shall deliver to the Stockholders the cash portion of the Purchase Price for such shares (by check or wire transfer), and Investor shall concurrently authorize its transfer agent to issue stock certificates registered in the name of each Stockholder receiving ARC Shares, representing the number of ARC Shares such Stockholder is entitled to receive as set forth on Schedule A hereto.

3. Transfer/Waiver. The Company hereby waives it Refusal Rights with respect to the transfer of the Calando Shares to Investor and consents to such transfer, and the Company hereby agrees that, notwithstanding any contrary provision in the Purchase Agreements, the Calando Shares transferred to Investor shall no longer be subject to the terms and conditions of such Purchase Agreements. Nothing herein shall be deemed to be a waiver by the Company of the Refusal Rights (or any other rights) it may have with respect to any other shares held by any Stockholders pursuant to the Purchase Agreements or otherwise.

B. REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents, warrants and covenants that:

1. Authorization. Investor has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2. Accredited Investor. Investor is an “accredited investor” within the meaning of the SEC Rule 501 of Regulation D, as presently in effect.

3. Restricted Securities. Investor understands that the Calando Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such Calando Shares may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In the absence of an effective registration statement covering the Calando Shares or an available exemption from registration under the Act, the Calando Shares must be held indefinitely.

4. Purchase for Own Account. The Calando Shares are being acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act.

5. Investment Experience. Investor understands that the purchase of the Calando Shares involves substantial risk. Investor has experience as an investor in securities of companies and acknowledges that (i) it can bear the economic risk of its investment in the Calando Shares and can bear the risk of holding the Calando Shares for an indefinite period of time and (ii) it has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Calando Shares and protecting its own interests in connection with this investment.

6. Legends. It is understood that the certificates evidencing the Calando Shares may bear a legend in substantially the following form (in addition to any legends required by applicable laws):

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

7. ARC Shares. The ARC Shares will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and non-assessable shares.

C. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents, warrants and covenants that:

1. Authorization. Stockholder has full power and authority to enter into this Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2. Ownership of the Shares. Such Stockholder is the sole owner of the Calando Shares it is selling pursuant to this Agreement and has full power and authority to convey such shares free and clear of all liens, encumbrances, restrictions and claims of every kind and, upon delivery of and payment for such shares as herein provided, Investor will acquire good and valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Except as provided in any applicable Purchase Agreement, there is no outstanding subscription, warrant, call, commitment, option or other agreement or right of any kind to purchase or otherwise to receive or acquire from Stockholder any interest in such Calando Shares.

3. Accredited Investor. Stockholder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

4. Purchase for Own Account. The ARC Shares are being acquired for investment for such Stockholder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act.

5. Investment Experience. Such Stockholder understands that the purchase of the ARC Shares involves substantial risk. Such Stockholder has experience as an investor in securities of companies and acknowledges that (i) it can bear the economic risk of its investment in the ARC Shares and can bear the risk of holding the ARC Shares for an indefinite period of time and (ii) it has such knowledge, sophistication and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the ARC Shares and protecting its own interests in connection with this investment.

6. Reliance Upon Stockholder’s Representations. The Stockholder understands and acknowledges that the offer, issuance and sale of the ARC Shares to it will not be registered under the Securities Act on the ground that such offer, issuance and sale will be exempt from registration under the Securities Act pursuant to Regulation D thereunder and Section 4(2) thereof, and that Investor’s reliance on such exemption is based on the accuracy and truthfulness of each Stockholder’s representations set forth herein.

7. Receipt of Information. Stockholder acknowledges it has received from Investor or obtained independently, and has carefully reviewed, copies of the SEC Documents. Stockholder has had an opportunity to ask questions and receive answers from Investor regarding the terms and conditions of the issuance and sale of the ARC Shares and the business, properties, prospects and financial condition of Investor and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the ARC Shares. The “SEC Documents” consist of Form 10-KSB for the fiscal year ended September 30, 2005, Form 10-Q for the quarterly period ended December 31, 2005, Form 8-K filed as of January 18, 2006, Form 8-K filed as of January 24, 2006, Form 8-K filed as of February 28, 2006 and Schedule 14A filed as of January 18, 2006. Stockholder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to sell its Calando Shares.

8. Restricted Securities. Stockholder understands that the ARC Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Investor in a transaction not involving a public offering and that under such laws and applicable regulations such ARC Shares may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the ARC Shares or an available exemption from registration under the Act, the ARC Shares must be held indefinitely. In addition, Stockholder agrees that Investor may place stop transfer orders with its transfer agents with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement.

9. Legends. It is understood that the certificates evidencing the ARC Shares may bear a legend in substantially the following form (in addition to any legends required by applicable laws):

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

10. Tax Advisors. Stockholder has reviewed with Stockholder’s own tax advisors the federal, state and local tax consequences of the sale of Calando Shares for cash and/or ARC Shares pursuant to this Agreement, and the transactions contemplated by this Agreement. Stockholder is relying solely on such advisors and not on any statements or representations of Investor, the Company or any of their agents and understands that Stockholder (and not Investor or the Company) shall be responsible for its own tax liability that may arise as a result of the sale of Calando Shares and the transactions contemplated by this Agreement. Stockholder represents that it has never been notified by the Internal Revenue Service that it is subject to 20% backup withholding.

11. Stockholder Counsel. Stockholder acknowledges that Stockholder has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with Stockholder’s own legal counsel. Stockholder is relying solely on Stockholder’s legal counsel and not on any statements or representations of the Company, Investor or their agents or counsel for legal advice with respect to the sale of Calando Shares or the transactions contemplated by this Agreement.

D. PIGGY-BACK REGISTRATION RIGHTS

1. Arrowhead Registration. If Investor proposes to register (including for this purpose a registration effected by Investor for stockholders other than the Stockholders) any of its common stock under the Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of Investor pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), Investor shall, at such time, promptly give each Stockholder written notice of such registration. Upon the written request of each Stockholder given within twenty (20) days after mailing of such notice by Investor, Investor shall, subject to the provisions of Section D.3, cause to be registered under the Act all of the Registrable Securities that each such Stockholder has requested to be registered. Investor shall have the right to terminate or withdraw any registration initiated by it under this Section D.1 prior to the effectiveness of such registration whether or not any Stockholder has elected to include securities in such registration. For purposes hereof, “Registrable Securities” means the ARC Shares issued to the Stockholders pursuant to this Agreement and any common stock of Investor issued as a dividend or other distribution with respect to, or in exchange for or in replacement of such ARC Shares.

2. Expenses of Registration. Investor shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section D.1 hereof, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements (not to exceed $5,000) of one counsel for the selling Stockholders selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

3. Underwriting Requirements. In connection with any offering involving an underwriting of shares of Investor’s capital stock pursuant to Section D.1, Investor shall not be required to include any of the Stockholders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between Investor and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by Investor, subject to the limitations set forth below. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by Investor that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then Investor shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and Investor determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Stockholders based on the number of Registrable Securities held by all selling Stockholders or in such other proportions as all selling Stockholders shall mutually be agree. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Stockholders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Stockholder of Registrable Securities and which is an investment fund, partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and affiliates of such Stockholder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Stockholder”, and any pro-rata reduction with respect to such “selling Stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Stockholder,” as defined in this sentence.

4. Termination of Registration Rights. The right of any Stockholder to exercise any right provided for in this Section D, including the right to request inclusion in a registration, shall terminate on such date as all shares of Registrable Securities held by such Stockholder may immediately be sold under Rule 144 during any 90-day period.

E. MISCELLANEOUS PROVISIONS

1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto.

5. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Investor and the Stockholders. Any amendment or waiver effected in accordance with this Section E.5 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

6. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CALANDO PHARMACEUTICALS INC. a Delaware corporation

By:	/s/ JOHN PETROVICH
John G. Petrovich Chief Executive Officer

Address:	1710 Flower Avenue, Suite #100 Duarte, CA 91010 Fax No. (626) 305-9094

INVESTOR:

ARROWHEAD RESEARCH CORPORATION a Delaware corporation

By:	/s/ LEON EKCHIAN
Leon Ekchian President

Address:	201 South Lake Avenue, Suite 703 Pasadena, CA 91101 Fax No. (626) 792-5554

[SIGNATURE PAGE TO COMMON STOCK TRANSFER AGREEMENT]

STOCKHOLDERS:

/s/ MARK DAVIS
MARK E. DAVIS

/s/ JOHN G. PETROVICH
JOHN G. PETROVICH

/s/ JOHN ROSSI
JOHN ROSSI

SCHEDULE A

SCHEDULE OF STOCKHOLDERS

STOCKHOLDER	CALANDO SHARES SOLD	PURCHASE PRICE (CASH)	PURCHASE PRICE (ARC SHARES)*
Mark E. Davis	628,000	$418,667	$837,333
John G. Petrovich	60,000	$40,000	$80,000
John Rossi	120,000	$80,000	$160,000

*	For purposes of determining number of ARC Shares issuable as payment of Purchase Price, an ARC Share shall be valued based on the average of the closing prices of the Common Stock of Arrowhead Research Corporation during the last ten trading days prior to the Closing.

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